[LETTERHEAD OF RICHMAN, LAWRENCE, MANN, GREENE,
                         CHIZEVER, FRIEDMAN & PHILLIPS]
                                                                       Exhibit 5


                                                     October 17, 1997



Gum Tech International, Inc.
4205 North 7th Avenue, Suite 300
Phoenix, Arizona 85013

Ladies and Gentlemen:

     We have been requested by Gum Tech International, Inc., a Utah corporation (the "Company"), to render our opinion in connection with the registration under the Securities Act of 1933, as amended, and the public offering by each of the Selling Stockholders named in the Registration Statement (as defined below), of up to 200,000 shares of common stock of the Company ("Common Stock") consisting of (i) 100,000 shares of Common Stock (the "Warrant Shares") underlying a Common Stock purchase warrant (the "Warrant") and (ii) 100,000 shares of Common Stock (the "Option Shares") underlying Common Stock purchase options (the "Options") (the Warrant Shares and the Option Shares are collectively referred to herein as the "Shares.").

     We have examined the Company's Registration Statement on Form S-3 in the form to be filed with the Securities and Exchange Commission on or about October 20, 1997 (the "Registration Statement"). We have examined such further documents as we have deemed necessary as a basis for the opinion hereafter expressed.

     Based on the foregoing, we are of the opinion that, the Shares have been duly authorized, and, upon exercise of the Warrant and the Options as provided for in the instruments evidencing the same, and payment of the exercise price for the Warrant Shares and the Option Shares, all of the Shares, the Warrant Shares and the Option Shares will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      RICHMAN, LAWRENCE, MANN, GREENE,
                                      CHIZEVER, FRIEDMAN & PHILLIPS

                                      Gerald M. Chizever
                                      ------------------------------------------
                                      By: /s/ Gerald M. Chizever